UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

March 9, 2010

Date of Report (Date of earliest event reported)

AMGEN INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-12477	95-3540776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer of Identification Number)

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA	91320-1799
(Address of Principal Executive Offices)	(Zip Code)

805-447-1000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 12, 2010, Amgen Inc. (the “Company”) issued and sold $300,000,000 of its 4.50% Senior Notes due 2020 (the “2020 Notes”) and $700,000,000 of its 5.75% Senior Notes due 2040 (the “2040 Notes” and together with the 2020 Notes, the “Notes”). The Notes are registered under an effective Registration Statement on Form S-3 (Registration No. 333-150290) and were issued pursuant to an indenture, dated as of August 4, 2003 (the “Indenture”), between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.) as trustee (the “Trustee”), and an officers’ certificate, dated as of March 12, 2010 (the “Officers’ Certificate”).

The Company intends to use the net proceeds from the offering of approximately $987,956,000, after deducting underwriters’ discounts and estimated offering expenses of approximately $750,000 payable by the Company, for general corporate purposes, including, without limitation, working capital, capital expenditures, debt service requirements and repayment of its outstanding indebtedness, repurchases of shares of its common stock under its previously announced share repurchase program, and other business initiatives, including acquisitions and licensing activities.

The relevant terms of the Indenture and Officers’ Certificate are described in the section entitled “Description of Notes” of the prospectus supplement, dated March 9, 2010, filed with the Securities and Exchange Commission (the “Commission”) by the Company on March 10, 2010 (the “Prospectus Supplement”), and in the section entitled “Description of Debt Securities” of the base prospectus, dated April 17, 2008, included in the Company’s Registration Statement on Form S-3 under the Securities Act of 1933, as amended, filed with the Commission on April 17, 2008 (Registration No. 333-150290). A copy of the Indenture is set forth in Exhibit 4.1 of the Company’s Registration Statement on Form S-3 (No. 333-107639), filed on August 4, 2003, and is incorporated herein by reference. A copy of the Officers’ Certificate (including forms of the Notes) is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The descriptions of the Indenture, the Officers’ Certificate and the Notes in this report are summaries and are qualified in their entirety by the terms of the Indenture, the Officers’ Certificate and the Notes, respectively.

The 2020 Notes will bear interest at a rate of 4.50% per annum and the 2040 Notes will bear interest at a rate of 5.75% per annum, which, in each case, shall be payable semi-annually in arrears on each March 15 and September 15, beginning September 15, 2010. The 2020 Notes, will mature on March 15, 2020 and the 2040 Notes will mature on March 15, 2040.

In the event of a change in control triggering event as defined in the Officers’ Certificate attached hereto as Exhibit 4.2, the holders of the Notes may require the Company to purchase for cash all or a portion of their Notes at a purchase price equal to 101% of the principal amount of Notes, plus accrued and unpaid interest, if any.

The Notes will rank equal in right of payment to all of the Company’s other existing and future senior unsecured indebtedness, including indebtedness under the Company’s senior credit facility, 0.125% Convertible Senior Notes due 2011, 0.375% Convertible Senior Notes due 2013, 4.85% Senior Notes due 2014, 5.85% Senior Notes due 2017, 6.15% Senior Notes due 2018, 5.70% Senior Notes due 2019, Zero Coupon Convertible Notes due 2032, 6.375% Senior Notes due 2037, 6.90% Senior Notes due 2038, 6.40% Senior Notes due 2039 and 8.125% Senior Notes due 2097. The Notes will rank senior in right of payment to all of the Company’s existing and future subordinated indebtedness and effectively subordinated in right of payment to all of its subsidiaries’ obligations (including secured and unsecured obligations) and subordinated in right of payment to its secured obligations, to the extent of the assets securing such obligations.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Document Description

1.1	Underwriting Agreement, dated March 9, 2010, by and among the Company and Banc of America Securities LLC, Barclays Capital Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of August 4, 2003, between the Company and JPMorgan Chase Bank, N.A., as trustee. (1)

4.2	Officers’ Certificate of Amgen Inc., dated as of March 12, 2010, including forms of the Company’s 4.50% Senior Notes due 2020 and 5.75% Senior Notes due 2040.

5.1	Opinion of Latham & Watkins LLP, dated March 12, 2010.

23.1	Consent of Latham & Watkins LLP included in Exhibit 5.1.

(1)	Filed as an exhibit to the Company’s Registration Statement on Form S-3 filed on August 4, 2003, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: March 12, 2010	By:	/S/ ROBERT A. BRADWAY
	Name:	Robert A. Bradway
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

1.1	Underwriting Agreement, dated March 9, 2010, by and among the Company and Banc of America Securities LLC, Barclays Capital Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein.

4.1	Indenture, dated as of August 4, 2003, between the Company and JPMorgan Chase Bank, N.A., as trustee. (1)

4.2	Officers’ Certificate of Amgen Inc., dated as of March 12, 2010, including forms of the Company’s 4.50% Senior Notes due 2020 and 5.75% Senior Notes due 2040.

5.1	Opinion of Latham & Watkins LLP, dated March 12, 2010.

23.1	Consent of Latham & Watkins LLP included in Exhibit 5.1.

(1)	Filed as an exhibit to the Company’s Registration Statement on Form S-3 filed on August 4, 2003, and incorporated herein by reference.